Exhibit 10.41

INSTRUMENT OF TRANSFER

This Instrument of Transfer (“Instrument”) is made on this      day of June 2009,

BETWEEN

(1)	HSBC Bank plc a company incorporated with limited liability in England and Wales with company number 14259 whose registered office is at 8 Canada Square, London E14 5HQ (Transferor);

(2)	Global Payments U.K. Limited a company registered in England and Wales with company number 6588689 whose registered office is 51 De Montfort Street, Leicester LE1 7BB (Transferee); and

(3)	HSBC Merchant Services LLP a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000 (registered number OC337146) whose registered office is at 51 De Montfort Street, Leicester, LE1 7BB (Joint Venture or HMS).

WHEREAS

(A)	The Transferor is a member of the Joint Venture and is entitled under the terms of the Limited Liability Partnership Agreement to certain rights and benefits as a member of the Joint Venture. The Transferor will cease to be a member of the Joint Venture on completion of this Instrument.

(B)	The Transferor has agreed to sell and the Transferee has agreed to purchase 211,228,070 Membership Units (Sale Membership Units) on the terms and subject to the conditions of this Instrument and the Limited Liability Partnership Agreement.

IT IS AGREED

1	INTERPRETATION

1.1	In this Agreement the following definitions and rules of interpretation apply:

Consideration has the meaning given in clause 3.1.

Limited Liability Partnership Agreement is the agreement entered into between Global Payments U.K. Limited, HSBC Bank plc and the Joint Venture dated 30 June 2008.

Parties means each of the Transferor, the Transferee and the Joint Venture and their respective successors.

1.2	Capitalised terms used but not defined in this Agreement shall bear the same meanings as in the Limited Liability Partnership Agreement and Schedule 1.1 to the Purchase Agreement.

1.3	Clause headings do not affect the interpretation of this Instrument.

2	SALE AND PURCHASE AND COMPLETION

2.1	On the terms of this Instrument and the Limited Liability Partnership Agreement, the Transferor agrees to sell to the Transferee the Sale Membership Units with the same covenants as are implied by Part I of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee except that s.3(1) of such act shall apply as if the words “other than” to the end of the sub-section were deleted therefrom and together with all rights that attach, or may in the future attach, to them, including the amount standing to the credit of the Transferor’s Capital Contribution Account and Distribution Account (if any) in respect of the Sale Membership Units.

3	CONSIDERATION

3.1	The consideration payable to the Transferor by the Transferee for sale and purchase of the Sale Membership Units is US$307,675,375 (“Consideration”).

3.2	The Consideration (excluding any profit share) will be allocated by the parties, for the purposes of any relevant tax reporting requirements, on a fair value basis, which is to be agreed between the parties, each party acting reasonably and which shall not be inconsistent with previous valuations.

4	THIRD PARTY RIGHTS

4.1	This Instrument is made for the benefit of the Parties and their successors and is not intended to benefit, or be enforceable by, anyone else.

5	SUCCESSORS

5.1	The rights and obligations of the Transferor and the Transferee under this Instrument shall continue for the benefit of and shall be binding on their respective successors.

6	GOVERNING LAW AND JURISDICTION

6.1	This Instrument shall be governed by and construed in accordance with English Law.

6.2	Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a Dispute) that is not amicably settled by the Parties shall at the request of any Party be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

6.3	The number of arbitrators shall be three. Subject to Article 8 of the LCIA Rules, the Claimant and the Respondent shall each nominate an arbitrator. The LCIA Court shall select and appoint the third arbitrator.

6.4	The seat and legal place of arbitration shall be London, England.

6.5	The language to be used in the arbitral proceedings shall be English.

6.6	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration or a dispute under one of the other Operative Documents which has already been referred to arbitration (in either case an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case, a “Related Dispute”), and whether such Existing Dispute involves only the Parties to this Instrument or parties to the other Operative Documents (“Related Parties”), subject to the prior agreement in each case of the Parties involved in the Related Dispute, the Arbitral Tribunal appointed or to be appointed in respect of such Existing Dispute shall also be appointed as the Arbitral Tribunal in respect of the Related Dispute. In such case, the Arbitral Tribunal may, subject to the prior agreement of all Parties and other parties involved in the Existing Dispute and the Related Dispute, having regard to the stage of the proceedings of the Existing Dispute and other relevant circumstances, consolidate the proceedings arising out of the Existing Dispute and the Related Dispute. Where one or more members of the Arbitral Tribunal appointed in relation to the Existing Dispute declines appointment in relation to the Related Dispute, replacement arbitrator(s) shall be selected and appointed by the LCIA Court.

6.7	The Arbitral Tribunal, once constituted, may, having regard to the stage of the proceedings and other relevant circumstances, upon the application of any Party join any one or more of the Related Parties to arbitration proceedings commenced under this Clause, subject to the agreement of such Related Party or Parties. The Arbitral Tribunal may, upon the request of any Related Party so joined to arbitration proceedings commenced under this Clause, join any one or more of the remaining Related Parties to such arbitration proceedings, subject to the agreement of such Related Party or Parties.

7	EXPENSES

7.1	Each Party shall pay its own costs and expenses in connection with this Agreement, any related agreements and the transactions contemplated hereby, including its own attorney’s fees, accounting fees and other expenses.

7.2	Each Party will be responsible for its own taxes related in connection with this Agreement.

Executed as a deed by the parties or their duly authorised representatives and delivered on the date of this Agreement.

Signed as a deed by as attorney	)	/s/ Mark Robinson
for and on behalf of HSBC Bank plc	)	Attorney
in the presence of a witness:	)
)

Signature of witness

Name

Address

Executed as a deed by	)
Global Payments U.K. Limited	)	/s/ Darren Wilson
acting by a director in the presence of	)	Director

Signature of witness

Name of witness

Address of witness

Executed and delivered as a deed by	)	/s/ Mark Robinson
HSBC Merchant services LLP	)	Duly authorised by
acting by HSBC Bank Plc and Global Payments		as attorney on behalf of HSBC Bank Plc
U.K. Ltd, as Designated Members	)
	)	/s/ Darren Wilson
	)	Duly authorised on behalf of Global Payments U.K. Ltd